UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2005

WITS BASIN PRECIOUS MINERALS INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota	1-12401	84-1236619
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 South 8th Street, Suite 900 Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

612.349.5277
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 20, 2005, the Registrant’s Board of Directors (the “Board”) authorized the issuance of stock option grants to its executive officers and non-employee directors as follows:

Stock Option Grants to Executive Officers:

On October 20, 2005, each of the Registrant’s executive officers received an option to purchase 200,000 shares of the Registrant’s common stock at a price of $0.15 per share. The Registrant’s closing sale price on the date of grant was $0.13. The stock options were granted pursuant to the Registrant’s 1999 Employee Stock Option Plan, as amended through December 12, 2002. The stock option grants vest immediately on the date of grant. The options expire ten years from the grant date. The executive officers receiving a stock option grant are set forth below.

Executive Officer	Shares
H. Vance White	200,000
Mark D. Dacko	200,000

Stock Option Grants to Non-Employee Directors:

On October 20, 2005, each of the Registrant’s non-employee directors received an option to purchase 200,000 shares of the Registrant’s common stock at a price of $0.15 per share. The Registrant’s closing sale price on the date of grant was $0.13. The stock options were granted pursuant to the Registrant’s 2003 Directors Stock Option Plan, as amended through July 8, 2004. The stock option grants vest immediately on the date of grant. The options expire ten years from the grant date. The non-employee directors receiving a stock option grant are set forth below.

Non-Employee Director	Shares
Norman D. Lowenthal	200,000
Stephen D. King	200,000

Since the Registrant does not have a formal compensation committee, its Board of Directors oversees the responsibilities of the compensation committee.

Item 9.01.   Financial Statements and Exhibits.

(c) Exhibits:

None

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wits Basin Precious Minerals Inc.

Date: October 24, 2005	By:	/s/ Mark D. Dacko
Mark D. Dacko
Chief Financial Officer